UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)          July 6, 2004
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

                4551 W. 107th Street, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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



Item 5.           Other Events

     On July 6, 2004, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Reports June Comparable Sales; Provides Second Quarter Earnings Guidance and Updates 2004 Outlook." The press release contained the following information.


Contact:  Carol DiRaimo,
          Vice President of Investor Relations
          (913) 967-4109


             Applebee's International Reports June Comparable Sales; Provides Second Quarter Earnings Guidance and Updates 2004 Outlook


Overland  Park,   Kan.,   July  6,  2004  --  Applebee's   International,   Inc.
(Nasdaq:APPB) today reported comparable sales for the five-week period ended June 27, 2004.

Comparable sales for company restaurants increased 5.1 percent, reflecting an increase in guest traffic of approximately 2.5 percent, combined with a higher average check. System-wide comparable sales increased 6.8 percent for the June period, and comparable sales for franchise restaurants increased 7.4 percent.

System-wide comparable sales for the second quarter of 2004 increased 6.3 percent, the 24th consecutive quarter of comparable sales growth. Company and franchise restaurant comparable sales increased 5.5 percent and 6.5 percent, respectively, for the quarter. System-wide comparable sales for the year-to-date period through June increased 7.2 percent, with company and franchise restaurant comparable sales up 7.0 percent and 7.2 percent, respectively.

Other results for the second quarter ended June 27, 2004 included:

     o Applebee's ended the quarter with 1,612 restaurants system-wide (405 company and 1,207 franchise restaurants). During the second quarter of 2004, there were 12 new Applebee's restaurants opened system-wide, including four company and eight franchised restaurants.

     o The company repurchased 814,500 shares of common stock in the second quarter at an average price of $26.01 for an aggregate cost of $21.2 million. As of June 27, 2004, $46.5 million remains available under the company's ongoing stock repurchase authorization.

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

Item 9.           Regulation FD Disclosure

     Applebee's International, Inc. (the "Company") also included information regarding second quarter and full year 2004 earnings guidance in the press release. These comments are included below.

BUSINESS OUTLOOK

The company provided guidance for the second quarter of 2004 and updated its guidance for fiscal year 2004:

     o Restaurant margins before pre-opening expense for the second quarter are expected to be approximately 16 percent, reflecting higher food costs due to the company's baby back rib promotion and additional labor costs due to the implementation of its Weight Watchers menu in May.

     o The company will record a pre-tax charge of $2.3 million for the write-off of excess riblets inventory which it determined during the second quarter no longer met the company's quality standards. Approximately 25 percent of this charge will be included in company restaurant food and beverage usage with the remaining 75 percent reflected in cost of other franchise income, based on historical usage.

     o   Diluted  earnings  per share for the second  quarter are expected to be
         $0.33  to  $0.34,   including   the  after-tax   inventory   charge  of
         approximately $0.02 per share.

     o The company continues to expect system-wide comparable sales to increase by at least 5 percent for the full year, although monthly sales results may be more volatile given economic conditions, calendar shifts, prior year comparisons, or unusual events.

     o Based on the foregoing assumptions and the company's performance during the first two quarters of the year, diluted earnings per share for fiscal year 2004 are now expected to be $1.34 to $1.36, including the after-tax inventory charge of approximately $0.02 per share.

     o All earnings per share information reflects a three-for-two stock split effective at the close of business on June 15, 2004.


The company will release complete second quarter 2004 results after the market closes on July 28, 2004, and a conference call will be held on Thursday morning, July 29, 2004, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the Investor Relations section of the company's website (www.applebees.com).



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


Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of June 27, 2004, there were 1,612 Applebee's restaurants operating system-wide in 49 states and nine international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

Certain statements contained in this release, including expected results for the second quarter of 2004 and fiscal year 2004 guidance as set forth in the Business Outlook section, are forward-looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the ability of its franchisees to obtain financing, the continued growth of its franchisees, and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry, and its ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2004. The company disclaims any obligation to update these forward-looking statements.




                                      # # #

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    July 6, 2004                      By: /s/  Steven K. Lumpkin
         ---------------------                 ------------------------
                                               Steven K. Lumpkin
                                               Executive Vice President and
                                               Chief Financial Officer



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